EXHIBIT 21
SUBSIDIARIES OF THE REGISTRANT
IBERIABANK Corporation, a Louisiana corporation, is a bank holding company that has elected to become a financial holding company. The table below sets forth all of IBERIABANK Corporation’s subsidiaries as to state or jurisdiction of organization. All of the subsidiaries listed below are included in the consolidated financial statements, and no separate financial statements are submitted for any subsidiary.

Subsidiary	State or Jurisdiction of Organization

IBERIABANK	Louisiana
Acadiana Holdings, L.L.C.	Louisiana
CB Florida CRE Holdings, LLC	Florida
CSB Alabama CRE Holdings, LLC	Alabama
Finesco, L.L.C.	Louisiana
IB SPE Management, Inc.	Delaware
Iberia Civic Impact Partners LLC	Louisiana
Iberia Financial Services, L.L.C.	Louisiana
Iberia Investment Fund I, LLC	Louisiana
Jefferson Insurance Corporation	Louisiana
Liberty Bancorp Denning LLC	Florida
Lydian Reit Holdings, Inc.	Nevada
Mercantile Capital Corporation Inc.	Florida
OB Florida CRE Holdings, LLC	Florida
Iberia Corporate Asset Finance, Inc.	Alabama
Capital South Insurance Inc.	Alabama
IB Holdings LLC	Louisiana
Family Investment Services Inc.	Louisiana
First Private Residential Services Inc.	Texas

Lenders Title Company	Arkansas
Asset Exchange, Inc.	Arkansas
United Title of Louisiana, Inc.	Louisiana
United Title & Abstract, L.L.C.	Louisiana
United Title of Alabama, Inc.	Alabama
American Abstract and Title Company, Inc.	Arkansas

1887 Leasing, LLC	Louisiana
IB Aircraft Holdings, LLC	Delaware
IBERIA Capital Partners L.L.C.	Louisiana
IBERIA CDE, L.L.C.	Louisiana
IBERIA Asset Management, Inc.	Louisiana
IBERIABANK Statutory Trust I	Connecticut
IBERIABANK Statutory Trust II	Connecticut
IBERIABANK Statutory Trust III	Delaware
IBERIABANK Statutory Trust IV	Delaware
IBERIABANK Statutory Trust V	Delaware
IBERIABANK Statutory Trust VI	Connecticut
IBERIABANK Statutory Trust VII	Connecticut

IBERIABANK Statutory Trust VIII	Delaware
American Horizons Statutory Trust I	Connecticut
Omni Statutory Trust II	Connecticut
Omni Statutory Trust II	Connecticut
Georgia Commerce Bancshares Capital Trust I	Delaware